Exhibit 10.2

NOTE AMENDMENT AGREEMENT

This NOTE AMENDMENT AGREEMENT dated as of July 25, 2024 (this “Agreement”), by and between AgEagle Aerial Systems, Inc. (“Borrower”), and Alpha Capital Anstalt (the “Holder” and together with the Borrower each a “Party” and collectively as the “Parties”). Capitalized words not otherwise defined herein shall have the meanings attributed to them in the Note (as defined below)

W I T N E SS E T H :

WHEREAS, the Borrower issued to the Holder a note dated February 8, 2024, in the principal amount of $4,849,491.00 (the “Note”).

WHEREAS, the Note is in default for Borrower’s failure to make the Amortization Payments due on June 3, 2024, and July 1, 2024 (the “Payment Defaults”).

NOW, THEREFORE, in consideration of the agreements of the Parties set forth herein, and other good and valuable consideration the receipt and legal adequacy of which are hereby acknowledged by the Borrower and the Holder, it is hereby agreed as follows:

1. As of July 24, 2024, interest in the amount of $159,832.70 has accrued on the Note (the “Accrued Interest”).

2. The Principal Amount of the Note is hereby increased by $586,286.90 to $4,850,828.90 (the “Additional Principal), representing the Accrued Interest and an additional amount added as liquidated damages for the default and consideration for Holder to enter into this Agreement.

3. The Additional Principal shall be payable on the Maturity Date of the Note and shall not be convertible into shares of the Borrower’s common stock.

4. The Amortization Payments due on June 3, 2024, July 1, 2024, and August 1, 2024, are hereby deferred to the Maturity Date.

5. The Holder hereby waives the Payment Defaults.

6. Within one (1) Business Days after execution of this Agreement, the Borrower shall file a form 8-K with the Securities and Exchange Commission, disclosing this Agreement, which shall be an exhibit to such filing. The form 8-K shall be provided to Holder for review and comment prior to filing.

7. This Agreement shall be deemed a portion of the Note and shall be governed by the terms thereof.

8. This Amendment shall be deemed to have been drafted jointly by the Parties and therefore any rule of law that stands for the proposition that ambiguities contained within an agreement are to be construed against the drafter thereof is inapplicable.

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IN WITNESS WHEREOF, each of the undersigned Parties has duly executed this Amendment as of the date first written above.

BORROWER		HOLDER

AgEagle Aerial Systems, Inc.		Alpha Capital Anstalt

/s/ Bill Irby		/s/ Nicola Feuerstein
By:	Bill Irby	By:	Nicola Feuerstein
Its:	CEO & President	Its:	Director